Exhibit 99.1

CONTACT:

Tere Miller

Vice President, Corporate Communications

760-741-2111 ext. 177

REALTY INCOME ANNOUNCES RECORD

THIRD QUARTER AND NINE MONTH OPERATING RESULTS

ESCONDIDO, CALIFORNIA, October 26, 2005...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the third quarter and nine months ended September 30, 2005.

COMPANY HIGHLIGHTS:

(For the quarter ended September 30, 2005)

•                  Revenue increased 12.6% to $49.2 million

•                  Funds from Operations (FFO) available to common stockholders increased 7.5% to $31.7 million

•                  FFO per diluted common share increased 8.1% to $0.40

•                  Net income available to common stockholders per diluted common share was $0.26 per share

•                  Dividends paid per share increased 8.7% as compared to the same quarterly period in 2004

•                  Portfolio occupancy remained strong at 98.4%

•                  Same store rents increased 0.9% to $39.82 million

•                  Invested $245.3 million in 32 additional properties

•                  Received senior unsecured debt ratings upgrade to BBB+ from Fitch Ratings

•                  Issued $175 million of 12-Year, 5-3/8% senior unsecured notes

•                  Issued 4.1 million common shares

•                  Increased the monthly dividend 3.4% in August to an annual amount of $1.38 per common share

•                  Increased the monthly dividend again in September to an annual amount of $1.3875 per common share

Financial Results

Revenue Increases

Realty Income’s revenue for the third quarter ended September 30, 2005, increased 12.6% to $49.2 million as compared to $43.7 million for the same period in 2004.

Revenue for the nine months ended September 30, 2005, increased 11.3% to $143.3 million as compared to $128.7 million for the same period in 2004.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended September 30, 2005, was $20.8 million as compared to $22.0 million for the same period in 2004. On a diluted per common share basis, net income for the quarter was $0.26 per share as compared to $0.28 per share for the same period in 2004.

Net income available to common stockholders, for the nine months ended September 30, 2005, was $64.2 million as compared to $65.9 million for the same period in 2004. On a diluted per common share basis, net income was $0.81 per share as compared to $0.84 per share for the same period in 2004.

The calculation to determine net income for a real estate company includes gains from the sale of investment properties and impairments. The amount of gains on property sales and impairments varies from quarter to quarter. This variance can significantly impact net income.

During the third quarter of 2005, income from continuing operations available to common stockholders was $0.25 per diluted common share as compared to $0.22 per diluted common share for the same period in 2004.

During the first nine months of 2005, income from continuing operations available to common stockholders was $0.73 per diluted common share as compared to $0.64 per diluted common share for the same period in 2004.

FFO Available to Common Stockholders

FFO for the third quarter ended September 30, 2005, increased 7.5% to $31.7 million as compared to $29.5 million for the same period in 2004. FFO per diluted common share increased 8.1% to $0.40 per share, for the quarter ended September 30, 2005, as compared to $0.37 per share for the same period in 2004. Core FFO (FFO before Crest Net’s contribution) per diluted common share for the quarter ended September 30, 2005, increased 8.3% to $0.39 per share from $0.36 per share for the same period in 2004.

FFO for the nine months ended September 30, 2005, increased 4.9% to $93.8 million as compared to $89.4 million for the same period in 2004. FFO per diluted common share increased 3.5% to $1.18 per share as compared to $1.14 per share for the same period in 2004. Core FFO per diluted common share, for the nine months ended September 30, 2005, increased 10.5% to $1.16 per diluted share from $1.05 per share for the same period in 2004. (For a calculation of Core FFO or FFO before Crest Net Lease contribution, see pages 7 and 8.)

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REITs) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP, measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. (See reconciliation of net income available to common stockholders to FFO on page 7.)

Dividend Information

In August 2005, Realty Income increased the amount of the monthly common stock dividend by 3.4% to an annualized amount of $1.38 per share. Then, in September 2005, the Company increased the amount of the monthly dividend again to an annualized rate of $1.3875. The September increase in the monthly dividend was the 32nd consecutive quarterly increase and the 36th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The amount of the monthly dividends paid, for the nine months ended September 30, 2005, increased 9.4% to $0.999 per share as compared to $0.913 per share in dividends paid for the same period in 2004.

Real Estate Portfolio Update

As of September 30, 2005, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 1,605 properties located in 48 states, leased to 101 retail chains doing business in 30 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 12.4 years.

Portfolio Management Activities

The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of September 30, 2005, portfolio occupancy was 98.4% with only 26 properties available for lease out of 1,605 properties in the portfolio.

Rent Increases

Same store rents on 1,279 properties under lease during the three months ended September 30, 2005 and 2004, increased 0.9% to $39.82 million from $39.46 million in 2004. Same store rents on the same 1,279 properties under lease during the nine months ended September 30, 2005 and 2004 increased 0.9% to $118.90 million compared to $117.83 million in 2004.

Property Acquisitions

During the third quarter, Realty Income and its wholly-owned subsidiary, Crest Net Lease, Inc., invested $245.3 million in 32 new properties and properties under development. Realty Income invested $212.5 million in 26 new properties and properties under development with an initial average contractual lease yield of 8.2%. The 26 new properties acquired by Realty Income are located in eight states and are 100% leased under net-lease agreements with an initial average lease length of 19.4 years. They are leased to seven different retail chains in four industries: convenience store, health and fitness, restaurant and theater.

During the nine months ended September 30, 2005, Realty Income and its wholly-owned subsidiary, Crest Net Lease, Inc., invested $412.1 million in 104 new properties and properties under development. Realty Income invested $357.6 million in 86 new properties and properties under development with an initial average contractual lease yield of 8.4%. The 86 new properties acquired by Realty Income are located in 21 states and are 100% leased under net-lease agreements with an initial average lease length of 17.7 years. They are leased to nine different retail chains in six industries: convenience store, drug store, health and fitness, motor vehicle dealership, restaurant and theater.

Realty Income maintains an unsecured acquisition credit facility with borrowing capacity of $300 million that is used to fund property acquisitions in the near term. The outstanding balance on the Company’s acquisition credit facility at the end of the third quarter was $15.5 million with $284.5 million available to fund new property acquisitions.

Property Dispositions

Realty Income continued to successfully execute its asset disposition program. The objective of the program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company’s real estate portfolio or increase the average lease length.

During the third quarter ended September 30, 2005, Realty Income sold four properties for $3.0 million, which resulted in a gain on sales of $303,000. The properties sold consisted of: one consumer electronics store and three restaurants. The proceeds were, or will be, used to pay down the Company’s acquisition credit facility or to invest in new properties.

During the first nine months of 2005, Realty Income sold 15 properties for $17.6 million, which resulted in a gain on sales of $3.8 million. The properties sold consisted of: one automotive service location, one automotive tire service location, four child care locations, two consumer electronics stores, one convenience store, one motor vehicle dealership, one private education facility, and four restaurants.

Other Third Quarter 2005 Activities

Credit Rating Upgrade

In September 2005, Fitch Ratings upgraded Realty Income’s senior unsecured debt ratings to BBB+ from BBB and its preferred stock ratings to BBB from BBB-, with a stable outlook.

Completed 12-Year Notes Offering

On September 15, 2005, Realty Income completed a $175 million offering of 12-year, 5-3/8 senior unsecured notes due 2017. The net proceeds from the offering were used to repay borrowings on the Company’s unsecured acquisition credit facility and for other general corporate purposes.

Issued 4.1 Million Common Shares

On September 27, 2005, Realty Income issued 4.1 million common shares priced at $23.79 per share. The net proceeds from the offering of $92.7 million were used to fund new property acquisitions and for other general corporate purposes.

Crest Net Lease

Crest Net Lease Inc. is a wholly-owned subsidiary of Realty Income focused on acquiring and subsequently marketing net-leased properties for sale. During the third quarter ended September 30, 2005, Crest sold two properties for $5.8 million and reported a gain on sales of $713,000. Crest also invested $32.8 million in six new properties during the third quarter.

For the nine months ended September 30, 2005, Crest sold nine properties for $17.0 million and reported a gain on sales of $2.4 million. During this same period, Crest invested $54.5 million in 18 new properties and properties under development. As of September 30, 2005, Crest carried an inventory of $49.9 million, which consists of 17 properties held for sale.

Crest’s contribution to Realty Income’s FFO depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to the Company’s reported FFO and net income on a comparable quarterly and annualized basis. During the third quarter ended September 30, 2005, Crest generated $566,000, or $0.01 per diluted common share, in FFO (and net income) for Realty Income as compared to $1.1 million, or $0.01 per diluted common share, in FFO for the same period in 2004. For the nine months ended September 30, 2005, Crest generated $1.7 million, or $0.02 per diluted common share, in FFO (and net income) for Realty Income as compared to $7.2 million, or $0.09 per diluted common share, for the same period in 2004.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Tom A. Lewis, Chief Executive Officer, stated, “We are pleased to once again report record financial results for the third quarter and first nine months of 2005. Increases in property acquisitions, total revenue, and funds from operations allowed us to raise the dividend two times during the third quarter. As a result, the amount of the monthly dividends paid per share in the first nine months of 2005 increased 9.4% as compared to the same nine month period in 2004. As The Monthly Dividend Company®, we are gratified that we have been able to continue to provide monthly income that has increased over time.

“A primary driver of our ability to increase cash flow and dividends is the continued success of the Company’s property acquisition program. During the first nine months of 2005, Realty Income and Crest Net combined were able to acquire 104 properties valued at $412 million, under long-term leases with attractive rates of return over our cost of capital. This significantly exceeded the Company’s initial estimate of total acquisitions volume of $250 million for all of 2005 and represents the highest level of annual acquisitions in the Company’s history.

“Our current outlook is to invest a total of approximately $450 million in new properties during all of 2005. In a competitive net-lease acquisition environment, our ability to achieve this high level of acquisitions is noteworthy not just in terms of volume, but also because we’ve achieved this volume while still adhering to our strict due diligence standards and solid underwriting procedures. In addition, the pricing of the transactions was attractive with a year-to-date initial average lease rate of 8.4% and an initial average lease term of 17.7 years.

“The third quarter was extremely active in other areas of the Company’s operations as well. During the quarter, we issued 4.1 million common shares and $175 million of senior unsecured notes accessing over $272 million in gross capital. We also received a senior unsecured debt ratings upgrade to BBB+ from Fitch Ratings. In addition, the Company’s portfolio of 1,605 properties also continued to perform well with overall occupancy at 98.4% at the end of the quarter.”

FFO Commentary

Realty Income’s FFO per diluted common share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per diluted common share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest Net Lease.

2005 Estimates

Management estimates that FFO per diluted common share for 2005 should range from $1.59 to $1.62, which would equate to an increase of approximately 6% to 8% over 2004 FFO per share of $1.50. FFO for 2005 is based on an estimated net income per diluted common share range of $1.08 to $1.11, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.57 and potential gain on sales of investment properties of $0.06 per share.

Management further estimates Crest Net Lease could contribute between $0.03 to $0.05 per share to Realty Income’s FFO (and net income) during 2005 as compared to $0.10 per share in 2004. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

2006 Estimates

Management estimates that FFO per diluted common share for 2006 should range from $1.67 to $1.71, which would represent annual FFO per diluted common share growth of approximately 3.1% to 7.5%, based on 2005 estimates. FFO for 2006 is based on an estimated net income per diluted common share range of $1.11 to $1.15 adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.62 and potential gain on sales of investment properties of $0.06 per share.

Management further estimates that Crest Net Lease could contribute between $0.04 to $0.06 per share to Realty Income’s FFO during 2006. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

The Company does not intend to provide quarterly estimates of FFO. Absent changes in annual FFO guidance at the end of each quarter, it may be presumed that the Company’s overall estimates for 2005 and 2006 have not changed.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of the Company’s subsidiary, Crest Net Lease, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of September 30, 2005, the Company had paid 422 consecutive monthly dividends throughout its 36-year operating history. The monthly income is supported by the cash flows from over 1,605 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is an active buyer of net-leased retail properties nationwide.

Note to Editors:

Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html

CONSOLIDATED STATEMENTS OF INCOME

For the three and nine months ended September 30, 2005 and 2004

(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/05	Three Months Ended 9/30/04	Nine Months Ended 9/30/05	Nine Months Ended 9/30/04
REVENUE
Rental	$49,030	$43,636	$142,983	$128,051
Other	136	19	308	679

	49,166	43,655	143,291	128,730
EXPENSES
Interest	10,228	8,552	29,080	25,533
Depreciation and amortization	11,290	10,140	33,293	29,656
General and administrative	4,166	3,202	11,927	9,623
Property	1,021	756	2,901	2,205
Income taxes	202	177	603	521

	26,907	22,827	77,804	67,538

Income from continuing operations	22,259	20,828	65,487	61,192
Income from discontinued operations:
Real estate acquired for resale by Crest	566	1,095	1,695	7,249
Real estate held for investment	297	3,280	4,109	8,400
	863	4,375	5,804	15,649

Net income	23,122	25,203	71,291	76,841
Preferred stock cash dividends	(2,351)	(1,800)	(7,052)	(7,211)
Excess of redemption value over carrying value of preferred shares redeemed	—	(1,415)	—	(3,774)

Net income available to common stockholders	$20,771	$21,988	$64,239	$65,856

Funds from operations available to common stockholders (FFO)	$31,748	$29,478	$93,784	$89,389

Per share information for common stockholders, basic and diluted:
Income from continuing operations	$0.25	$0.22	$0.73	$0.64
Net income	$0.26	$0.28	$0.81	$0.84

FFO before Crest Net contribution	$0.39	$0.36	$1.16	$1.05
Crest Net Lease	0.01	0.01	0.02	0.09
Total FFO	0.40	0.37	1.18	1.14
Cash dividends paid	$0.338	$0.311	$0.999	$0.913

FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/05	Three Months Ended 9/30/04	Nine Months Ended 9/30/05	Nine Months Ended 9/30/04

Net income available to common stockholders	$20,771	$21,988	$64,239	$65,856
Depreciation and amortization:
Continuing operations	11,290	10,140	33,293	29,656
Discontinued operations	25	209	135	743
Depreciation of furniture, fixtures & equipment	(35)	(28)	(102)	(86)
Gain on sales of investment properties:
Continuing operations	—	—	(14)	—
Discontinued operations	(303)	(2,831)	(3,767)	(6,780)

Funds from operations available to common stockholders	$31,748	$29,478	$93,784	$89,389

Dividends paid to common stockholders	$26,867	$24,674	$79,543	$71,399

FFO in excess of dividends	$4,881	$4,804	$14,241	$17,990

FFO per common share, basic and diluted	$0.40	$0.37	$1.18	$1.14
Weighted average number of common shares used for computation per share:
Basic	79,779,808	79,280,944	79,653,608	78,255,404
Diluted	79,843,553	79,349,986	79,727,036	78,335,150

CONTRIBUTIONS BY CREST NET LEASE TO FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

Crest Net acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we classify properties acquired by Crest Net as held for sale at the date of acquisition and do not depreciate them. The operations of Crest Net’s properties are classified as “income from discontinued operations, real estate acquired for resale.”

	Three Months Ended 9/30/05	Three Months Ended 9/30/04	Nine Months Ended 9/30/05	Nine Months Ended 9/30/04
Gain on sales of real estate acquired for resale	$713	$1,555	$2,361	$9,548
Rental revenue	514	338	1,083	1,952
Interest expense	(320)	(121)	(630)	(520)
General and administrative expense	(137)	(112)	(410)	(360)
Property expenses	(9)	(57)	(59)	(72)
Income taxes	(195)	(508)	(650)	(3,299)
Funds from operations contributed by Crest	$566	$1,095	$1,695	$7,249

Crest FFO per common share, basic and diluted	$0.01	$0.01	$0.02	$0.09

Total FFO	$31,748	$29,478	$93,784	$89,389
Less FFO contributed by Crest	(566)	(1,095)	(1,695)	(7,249)
FFO before Crest contribution	$31,182	$28,383	$92,089	$82,140
FFO before Crest contribution per common share, basic and diluted	$0.39	$0.36	$1.16	$1.05

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, reduced by gains and increased by losses on sales of investment property and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

	2005	2004	2003	2002	2001
For the three months ended September 30,

Net income available to common stockholders	$20,771	$21,988	$17,901	$19,392	$14,758
Depreciation and amortization	11,280	10,321	8,295	7,927	7,205
Gain on sales of investment properties	(303)	(2,831)	(1,133)	(3,080)	(2,806)

Total FFO	$31,748	$29,478	$25,063	$24,239	$19,157

Total FFO per diluted share	$0.40	$0.37	$0.36	$0.35	$0.32

Total FFO	$31,748	$29,478	$25,063	$24,239	$19,157
Less FFO contributed by Crest	(566)	(1,095)	(244)	(677)	(303)
FFO before Crest contribution	$31,182	$28,383	$24,819	$23,562	$18,854

FFO components, per diluted share:
FFO before Crest’s contribution	$0.39	$0.36	$0.35	$0.34	$0.32
Crest FFO contribution	$0.01	$0.01	$0.00	$0.01	$0.01

Total FFO	$0.40	$0.37	$0.36	$0.35	$0.32

Cash dividends paid per share	$0.338	$0.311	$0.296	$0.289	$0.281
Diluted shares outstanding	79,843,553	79,349,986	70,145,462	69,076,014	59,608,616

For the nine months ended September 30,

Net income available to common stockholders	$64,239	$65,856	$51,667	$51,275	$41,851
Depreciation and amortization	33,326	30,313	24,651	23,003	21,517
Gain on sales of investment properties	(3,781)	(6,780)	(4,256)	(5,602)	(8,921)

Total FFO	$93,784	$89,389	$72,062	$68,676	$54,447

Total FFO per diluted share	$1.18	$1.14	$1.03	$1.02	$0.96

Total FFO	$93,784	$89,389	$72,062	$68,676	$54,447
Less FFO contributed by Crest	(1,695)	(7,249)	(467)	(1,941)	(1,606)
FFO before Crest contribution	$92,089	$82,140	$71,595	$66,735	$52,841

FFO components, per diluted share:
FFO before Crest’s contribution	$1.16	$1.05	$1.02	$0.99	$0.93
Crest FFO contribution	$0.02	$0.09	$0.01	$0.03	$0.03

Total FFO	$1.18	$1.14	$1.03	$1.02	$0.96

Cash dividends paid per share	$0.999	$0.913	$0.883	$0.861	$0.838
Diluted shares outstanding	79,727,036	78,335,150	70,092,704	67,342,670	56,607,256

CONSOLIDATED BALANCE SHEETS

As of September 30, 2005 and December 31, 2004

(dollars in thousands, except per share amounts)

	2005	2004
ASSETS
Real estate, at cost:
Land	$722,434	$624,558
Buildings and improvements	1,304,469	1,066,725
	2,026,903	1,691,283
Less accumulated depreciation and amortization	(329,763)	(301,728)

Net real estate held for investment	1,697,140	1,389,555
Real estate held for sale, net	51,597	17,155
Net real estate	1,748,737	1,406,710
Cash and cash equivalents	2,244	2,141
Accounts receivable	3,587	4,075
Goodwill	17,206	17,206
Other assets	26,933	12,183

Total assets	$1,798,707	$1,442,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$10,069	$9,115
Accounts payable and accrued expenses	16,731	9,579
Other liabilities	9,156	6,286
Line of credit payable	15,500	23,600
Notes payable	755,000	480,000

Total liabilities	806,456	528,580

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 5,100,000 issued and outstanding	123,804	123,787
Common stock and paid in capital, par value $1.00 per share, in 2005 there were 200,000,000 shares authorized and 83,693,436 issued and outstanding and in 2004 there were 100,000,000 shares authorized and 79,301,630 shares issued and outstanding	1,133,730	1,038,973
Distributions in excess of net income	(265,283)	(249,025)

Total stockholders’ equity	992,251	913,735

Total liabilities and stockholders’ equity	$1,798,707	$1,442,315

The following table sets forth certain information regarding our properties classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue (1)
	For the Quarter Ended	For the Years Ended
Industries (30)	Sept. 30, 2005	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2001	Dec. 31, 2000	Dec. 31, 1999	Dec. 31, 1998

Apparel Stores	1.6%	1.8%	2.1%	2.3%	2.4%	2.4%	3.8%	4.1%
Automotive Collision Services	1.3	1.0	0.3	—	—	—	—	—
Automotive Parts	3.3	3.8	4.5	4.9	5.7	6.0	6.3	6.1
Automotive Service	7.6	7.7	8.3	7.0	5.7	5.8	6.6	7.5
Automotive Tire Services	7.1	7.8	3.1	2.7	2.6	2.3	2.3	1.7
Book Stores	0.3	0.3	0.4	0.4	0.4	0.5	0.5	0.6
Business Services	0.1	0.1	0.1	0.1	0.1	0.1	0.1	*
Child Care	12.8	14.4	17.8	20.8	23.9	24.7	25.3	29.2
Consumer Electronics	1.3	2.1	3.0	3.3	4.0	4.9	4.4	5.4
Convenience Stores	19.3	19.2	13.3	9.1	8.4	8.4	7.2	6.1
Crafts and Novelties	0.4	0.5	0.6	0.4	0.4	0.4	0.4	*
Drug Stores	3.3	0.1	0.2	0.2	0.2	0.2	0.2	0.1
Entertainment	2.1	2.3	2.6	2.3	1.8	2.0	1.2	—
Equipment Rental Services	0.3	0.3	0.2	—	—	—	—	—
Financial Services	0.1	0.1	—	—	—	—	—	—
General Merchandise	0.4	0.4	0.5	0.5	0.6	0.6	0.6	*
Grocery Stores	0.7	0.8	0.4	0.5	0.6	0.6	0.5	*
Health and Fitness	3.8	4.0	3.8	3.8	3.6	2.4	0.6	0.1
Home Furnishings	3.7	4.1	4.9	5.4	6.0	5.8	6.5	7.8
Home Improvement	1.1	1.0	1.1	1.2	1.3	2.0	3.6	*
Motor Vehicle Dealerships	2.5	0.6	—	—	—	—	—	—
Office Supplies	1.5	1.6	1.9	2.1	2.2	2.3	2.6	3.0
Pet Supplies and Services	1.3	1.4	1.7	1.7	1.6	1.5	1.1	0.6
Private Education	0.8	1.1	1.2	1.3	1.5	1.4	1.2	0.9
Restaurants	9.4	9.7	11.8	13.5	12.2	12.3	13.3	16.2
Shoe Stores	1.2	0.3	0.9	0.8	0.7	0.8	1.1	0.8
Sporting Goods	3.4	3.4	3.8	4.1	0.9	—	—	—
Theaters	3.4	3.5	4.1	3.9	4.3	2.7	0.6	—
Travel Plazas	0.3	0.4	0.3	—	—	—	—	—
Video Rental	2.5	2.8	3.3	3.3	3.7	3.9	4.3	3.8
Other	3.1	3.4	3.8	4.4	5.2	6.0	5.7	6.0

Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1)          Includes rental revenue for all properties owned by Realty Income at the end of each period presented (including revenue from properties reclassified to discontinued operations) and excludes properties owned by our subsidiary,
Crest Net.

The following table sets forth certain information regarding the timing of the initial lease term expirations (excluding extension options) on our 1,605 net leased, single-tenant retail properties as of September 30, 2005 (dollars in thousands):

Lease Expiration Schedule

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended 9/30/05(2)	% of Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 9/30/05(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 9/30/05(2)	% of Total Rental Revenue
2005	50	$980	2.1%	44	$912	1.9%	6	$68	0.2%
2006	89	1,967	4.2	32	762	1.6	57	1,205	2.6
2007	123	2,269	4.8	87	1,638	3.5	36	631	1.3
2008	99	2,101	4.5	61	1,436	3.1	38	665	1.4
2009	90	1,971	4.2	30	708	1.5	60	1,263	2.7
2010	60	1,299	2.8	38	936	2.0	22	363	0.8
2011	41	1,440	3.1	33	1,241	2.7	8	199	0.4
2012	44	1,378	2.9	42	1,329	2.8	2	49	0.1
2013	74	3,211	6.8	66	2,999	6.4	8	212	0.4
2014	48	2,028	4.3	36	1,790	3.8	12	238	0.5
2015	48	1,259	2.7	30	826	1.8	18	433	0.9
2016	17	513	1.1	15	431	0.9	2	82	0.2
2017	22	1,527	3.3	18	1,459	3.1	4	68	0.2
2018	23	1,028	2.2	23	1,028	2.2	—	—	—
2019	95	4,538	9.7	94	4,295	9.2	1	243	0.5
2020	71	2,165	4.6	70	2,151	4.6	1	14		*
2021	125	4,082	8.7	125	4,082	8.7	—	—	—
2022	96	2,598	5.5	95	2,593	5.5	1	5		*
2023	234	6,452	13.8	233	6,426	13.7	1	26	0.1
2024	58	1,761	3.8	58	1,761	3.8	—	—	—
2025	56	1,239	2.6	56	1,239	2.6	—	—	—
2026	2	98	0.2	2	98	0.2	—	—	—
2028	2	54	0.1	2	54	0.1	—	—	—
2033	3	357	0.8	3	357	0.8	—	—	—
2034	2	230	0.5	2	230	0.5	—	—	—
2037	2	325	0.7	2	325	0.7	—	—	—
2043	1	13	*	—	—	—	1	13		*
Totals	1,575	$46,883	100.0%	1,297	$41,106	87.7%	278	$5,777	12.3%

*Less than 0.1%

(1)  Excludes four multi-tenant properties, 26 vacant and unleased properties, one of which is a multi-tenant property, and properties owned by our subsidiary, Crest Net. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)  Includes rental revenue of $63 from properties reclassified to discontinued operations and excludes revenue of $2,210 from four multi-tenant properties and from 26 vacant and unleased properties at September 30, 2005.

(3)  Represents leases to the initial tenant of the property that are expiring for the first time.

(4)  Represents lease expirations on properties in the portfolio which have previously been renewed, extended or re-tenanted.

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest Net) as of September 30, 2005 (dollars in thousands):

Geographic Diversification

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended Sept. 30, 2005(1)	Percentage of Rental Revenue
Alabama	18	94%	156,600	$426	0.9%
Alaska	2	100	128,500	251	0.5
Arizona	70	100	335,500	1,888	3.8
Arkansas	8	88	48,800	139	0.3
California	61	100	1,057,100	4,050	8.3
Colorado	48	98	399,100	1,719	3.5
Connecticut	16	100	245,600	929	1.9
Delaware	16	100	29,100	338	0.7
Florida	127	98	1,254,900	4,892	10.0
Georgia	99	99	645,100	2,639	5.4
Idaho	14	100	91,900	373	0.8
Illinois	52	98	687,600	1,533	3.1
Indiana	30	93	327,500	534	1.1
Iowa	9	89	57,000	174	0.4
Kansas	20	90	188,300	512	1.0
Kentucky	12	100	41,200	264	0.5
Louisiana	14	100	65,200	296	0.6
Maryland	24	100	188,700	1,132	2.3
Massachusetts	37	100	203,100	998	2.0
Michigan	13	100	81,600	300	0.6
Minnesota	20	100	337,100	560	1.1
Mississippi	34	88	195,500	704	1.4
Missouri	32	97	244,500	741	1.5
Montana	2	100	30,000	74	0.2
Nebraska	13	100	104,500	401	0.8
Nevada	15	100	191,000	824	1.7
New Hampshire	10	100	89,600	369	0.8
New Jersey	26	100	200,100	1,063	2.2
New Mexico	7	100	53,300	131	0.3
New York	28	100	386,300	1,665	3.4
North Carolina	50	98	325,000	1,437	2.9
North Dakota	1	100	22,000	16		*
Ohio	105	100	661,500	2,535	5.2
Oklahoma	17	100	92,100	360	0.7
Oregon	17	100	253,300	536	1.1
Pennsylvania	81	100	481,300	2,277	4.6
Rhode Island	1	100	3,500	29	0.1
South Carolina	55	100	215,800	1,414	2.9
South Dakota	1	100	6,500	24	0.1
Tennessee	96	100	447,000	2,197	4.5
Texas	177	97	1,740,300	4,923	10.0
Utah	6	100	35,100	107	0.2
Vermont	1	100	2,500	22		*
Virginia	62	100	431,900	2,184	4.4
Washington	37	100	243,900	694	1.4
West Virginia	2	0	16,800	0		*
Wisconsin	16	94	153,700	366	0.7
Wyoming	3	100	14,900	53	0.1
Totals/Average	1,605	98%	13,211,400	$49,093	100.0%

* Less than 0.1%

 (1)  Includes rental revenue for all properties owned by Realty Income at September 30, 2005 (including revenue from properties reclassified to discontinued operations of $63).